Exhibit 5.1
300 North LaSalle Street
Chicago, Illinois 60654

Facsimile:
(312) 862-2000	(312) 862-2200

www.kirkland.com
September 30, 2010
Visteon Corporation
One Village Center Drive
Van Buren Township, Michigan 48111
Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     We are providing this letter in our capacity as special counsel to Visteon Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 5,555,556 shares of Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Visteon Corporation 2010 Incentive Plan (the “2010 Incentive Plan”) of the Company.
     For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion including drafts of the Company’s (i) Second Amended and Restated Bylaws (the “Bylaws”), (ii) Second Amended and Restated Certificate of Incorporation (the “Charter”), and (iii) 2010 Incentive Plan that, in each case, was approved pursuant to the Findings Of Facts, Conclusions of Law, And Order Confirming Fifth Amended Joint Plan Of Reorganization of Visteon Corporation and its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code dated August 31, 2010 (in re Visteon Corporation, et al.) entered in the United States Bankruptcy Court for the District of Delaware (Case No. 09-11786 (CSS)) (the “Confirmation Order”). References to Shares mean New Visteon Common Stock (as defined in the 2010 Incentive Plan).
     Based upon and subject to the assumptions and limitations stated in this letter, when (i) the Registration Statement becomes effective under the Act, (ii) the Charter is filed with the Secretary of State of the State of Delaware, (iii) the 2010 Incentive Plan becomes effective under the Bankruptcy Code, (iv) the Shares have been duly issued in accordance with the terms of the 2010 Incentive Plan, the Charter and the Bylaws upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least the par value of the Common Stock at such time) and (v) if such Shares are issued in certificated form, the appropriate certificates representing the Shares (complying as to form with the Bylaws and the Delaware General Corporation Law and bearing all necessary signatures and authentications) are duly countersigned and registered by the Company’s transfer agent/registrar and delivered in
Hong Kong       London       Los Angeles       Munich       New York       Palo Alto       San Francisco       Shanghai       Washington, D.C.

Visteon Corporation
September 30, 2010

accordance with the terms of the 2010 Incentive Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
     We note that the advice set forth above is based on the entry of the Confirmation Order by the United States Bankruptcy Court for the District of Delaware. This letter does not speak to, and the advice herein is subject to, the results or effects of any appeal from such Confirmation Order.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in the Charter exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the 2010 Incentive Plan, collectively, by at least the number of Shares which may be issued in connection with the 2010 Incentive Plan, collectively, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. We have made other assumptions we have deemed appropriate for purposes of this letter.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

2